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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996.

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): OCTOBER 22, 1996


                               DSP GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                 DELAWARE
              (State or Other Jurisdiction of Incorporation)


          0-23006                                     94-2683643
  (Commission File Number)               (I.R.S. Employer Identification No.)


 3120 SCOTT BOULEVARD, SANTA CLARA, CA                  95054
(Address of Principal Executive Offices)              (Zip Code)


                                  408/986-4300
                 (Registrant's Telephone Number, Including Area Code)


                                With a copy  to:
                              Bruce Alan Mann, Esq.
                             Morrison & Foerster LLP
                              345 California Street
                             San Francisco, CA 94104

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ITEM 5.  OTHER EVENTS.


         DSP Group, Inc. (the "Company") announced the settlement of the lawsuit between the Company and Rockwell International Corporation ("Rockwell") and the purchase of a license by Rockwell for three versions of the Company's TrueSpeech speech technology in a press release dated
October 22, 1996. The litigation had been pending since February 1995 in Superior Court of Santa Clara County, California.

         The Company had alleged unfair competition, violations of state law and an attempt by Rockwell to unfairly and illegally influence the DSVD Consortium, a group of companies formed to select a speech compression technology that enables modems to transmit computer data and digital voice simultaneously, in the selection of speech compression technology. A preliminary injunction had been issued by the court in March 1995 enjoining Rockwell from granting royalty-free licenses of its speech compression product during the pendency of the action or until further order of the court. Rockwell had appealed from the issuance of the preliminary injunction and such appeal remained pending.

         Pursuant to the Settlement Agreement, License Agreement and Mutual Release, dated as of October 22, 1996 (the "Agreement"), between the Company and Rockwell, the Company will realize income in an amount equal to $4,400,000, which amount is net of the Company's legal expenses and costs associated with the license, for the resolution of all pending legal claims and the purchase of a license for three versions of the Company's TrueSpeech technology, TrueSpeech 8.5, TrueSpeech 6.3 and TrueSpeech G.723.


                                SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DSP GROUP, INC.


Date:  October 31, 1996                By:  /s/ Avi Basher
                                          ------------------------------------
                                             Avi Basher
                                             Vice President of Finance and
                                             Chief Financial Officer